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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-85818 of International Paper Company on Form S-8 of our report dated June 24, 2003, relating to the financial statements of International Paper Company Deferred Compensation Savings Plan as of and for the years ended December 31, 2002 and 2001, appearing in this Annual Report on Form 11-K of International Paper Company Deferred Compensation Savings Plan for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP

Memphis, Tennessee
June 26, 2003